Exhibit 99.1
REVOCABLE PROXY
AS TO CERTAIN SHARES OF
HAVERTY FURNITURE COMPANIES, INC.
     BE IT KNOWN, that we, JANE MIDDLETON HAVERTY and BEN MUNNERLYN HAVERTY, the undersigned Co-Trustees of the Margaret Munnerlyn Haverty Revocable Trust (the “Trust”), which Trust is a Shareholder of Haverty Furniture Companies, Inc., a Maryland corporation (the “Corporation”), hereby constitute and appoint RAWSON HAVERTY, JR., a Co-Trustee of the Trust, as our true and lawful attorney and agent for us and in our name, place and stead as Co-Trustees of the Trust, as our proxy to attend and speak at any Meeting of the Shareholders of the Corporation and to vote or abstain from voting all of the shares of the Corporation held by the Trust at any Meeting of the Shareholders of the Corporation for the transaction of any business which may legally come before such meeting, and to act as fully as we could if personally present; and we herewith revoke any other proxy heretofore given.
     This proxy is in full force and effect until May 9, 2009 or until it is revoked by the Co-Trustees.
     WITNESS my hand and seal this 17th day of March, 2009

/s/ Jane Middleton Haverty
JANE MIDDLETON HAVERTY
Co-Trustee, One of Three Margaret Munnerlyn Haverty Revocable Trust

     WITNESS my hand and seal this 17th day of March, 2009

/s/ Ben Munnerlyn Haverty
Co-Trustee, One of Three
Margaret Munnerlyn Haverty Revocable Trust